EXHIBIT 21.1

AUBURN NATIONAL BANCORPORATION INC AND SUBSIDIARY

DIRECT SUBSIDIARIES
AuburnBank

INDIRECT SUBSIDIARIES
AUB Holdings Corp.
AUB, Inc.
Banc of Auburn, Inc.